UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TCP CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

   Investor Presentation April 17, 2018

 Forward Looking Statements  Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the Company carefully before investing. This information and other information about the Company are available in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the Company's website at http://www.tcpcapital.com. Prospective investors should read these materials carefully before investing This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act or Section 21E of the Securities Exchange Act. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the Company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risk Factors" section of the Company’s Form 10-K for the year ended December 31, 2017, and the Company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the Company's website at http://www.tcpcapital.com. Forward-looking statements are made as of the date of this presentation, or as of the prior date referenced in this presentation, and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

 Transaction Overview – BlackRock to Acquire Tennenbaum Capital Partners  Management of TCP Capital Corp. to Continue with Same Team, Greater Resources  On April 17, 2018, Tennenbaum Capital Partners, LLC (“TCP”), adviser to TCP Capital Corp. (“TCPC”), and BlackRock, Inc. (“BlackRock”) announced that they entered into a definitive agreement under which BlackRock will acquire Tennenbaum.The same TCP team that has been responsible for the investment operations of TCPC since inception will continue to focus on executing the same investment strategies and process.In addition to TCP’s significant experience in private credit origination and underwriting, TCPC shareholders will benefit from BlackRock’s global scale, industry expertise and portfolio and risk management capabilities.

 Transaction Overview – Proven Tennenbaum Platform Enhanced by BlackRock’s Scale, Resources and Geographic Reach  BlackRock  Unparalleled scale spanning a wide spectrum of capabilities, including in private creditBroad geographic footprint - offices in more than 30 countriesResources that come with scale, including a leading global technology infrastructure, investment insight and analysis, and a proprietary risk management system Broad deal sourcing capabilities - extensive relationships with corporate management teams and financial institutions   Market Leading Global Credit Platform  Tennenbaum  Two decades of experience delivering consistent returns across multiple market cycles driven by industry-leading team(1)~$9 billion committed capital under management and ~$22 billion invested across 560+ companies, as of 12/31/17Long-term relationships with deal sources and portfolio companiesFocus on credit quality and downside protection Low cost of capital and diverse funding sources      Past performance does not ensure future results.

 Key Highlights – TCP Capital Corp.  To achieve high total returns through current income and capital appreciation, with an emphasis on principal protection  Investment Objective  Strong Alignmentwith Public Investors  Best-in-class advisory fee structureRegular share purchases by Officers and the Board  Past performance does not ensure future results.Weighted average effective yield on the total portfolio (including equity) was 10.5% as of 12/31/2017. Weighted average annual effective yield includes amortization of deferred debt origination and exit fees and original issue discount, but excludes market discount, any repayment and make-whole fee income, and any debt investments on non-accrual status. No assurance can be given that borrowing costs will not rise.  Diversified Low CostOf Financing  $1.0 billion leverage program capacity4.13% average interest rate as of 12/31/2017(3)Nearly 70% of outstanding leverage is fixed rate  Well Positioned Portfolio  Well Covered andStable Dividend  Dividend covered in all 23 quarters since inception(1)  $1.5 billion portfolio fair value, as of 12/31/201711.0% weighted average effective yield on debt portfolio(1),(2) Portfolio composed of 95% debt, 89% of which is floating rate  As of December 31, 2017

 TCPC: A Strong Track Record  Book Value per Share and Dividends Paid  Out-performed the Wells Fargo BDC Index by 47% since our IPO

 Global Presencewith Local Reach  World’s largest asset manager with $6.3 trillion of AUM as of Q1 2018Operates in more than 30 countries and 70 cities globallyClients in over 100 countries  Global Credit Expertise  $80+ billion of credit assets under management globally, as of 12/31/2017A global and diversified Private Credit platform with assets across opportunistic debt, middle market investing and specialty financeExperienced team with 20+ years of senior leaders investment experienceOver 165 professionals globally across 10 offices  Strong Risk Management  Risk and Quantitative Analysis (RQA), composed of 240+ risk professionals, provides dedicated risk oversight Leverages Aladdin, BlackRock's proprietary investment and risk management system  Private MarketSourcing  Global access to primary market opportunities across the capital structureOne of the largest counterparties globally Extensive relationships with corporate management teams and financial sponsors  Markets and InvestingInsights  Extensive investing insights and analysis given BlackRock’s global scale across asset classes and investment strategies  The BlackRock Platform

 Benefits for TCPC Shareholders – Enhancing Value in a Competitive Environment   TCP pioneered alternative investment strategies that have moved into mainstream focus for global investors. Coupling TCP’s longstanding experience in private credit origination and underwriting with BlackRock’s credit expertise, brand and global scope creates a powerful combination.  In this new environment, this transaction with BlackRock enables us to continue to strengthen our competitive position by:  Providing access to greater scale and resources needed to provide a more complete solution to a broader cross-section of middle-market companiesEnhancing our ability to source transaction flow for existing investment vehicles across a variety of deal source channels, while ensuring the continuity of management and operationsCommitting to leverage scale and reduce administration expense ratio as assets growLeveraging significant technology capabilities and innovative investment infrastructureContinuing to attract the most talented individuals moving forward

 Continuity for TCPC Investors  3  Team  The team that manages TCPC will remain in placeTCP’s successful senior management team is expected to assume senior roles in the combined credit team at BlackRock  Strategy  Strategy will remain the same – will continue to execute the investment strategy that has proven successful for nearly two decadesContinue to maintain a highly diversified investment portfolioEmphasis on senior secured and floating rate debt investments, with primarily fixed rate capital sources  Fee Structure  Maintaining best-in-class advisory fee structure:Low base management fees of 1.5% on gross assets minus cashHigh water mark and cumulative 8% hurdle rate before 20% incentive fee on combined ordinary income and capital gains  Dividend Policy  Dedicated to maintain consistent dividend policyDividend covered in all 23 quarters since our IPO  Expenses  Efficient cost structure based on well-contained overhead and low cost of leverageCommitment to leverage scale and reduce administration expense ratio as assets grow

 Conclusion: Tennenbaum-BLK Combination Enhances Ability to Create Value for TCPC Shareholders